EXHIBIT 99

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL REPORTS RECORD FINANCIAL RESULTS, INCLUDING
EPS OF $1.81 FOR FULL YEAR 2018 AND $0.50 FOR THE FOURTH QUARTER

-- EPS grew 37.1% for 2018 and 19.0% for the fourth quarter compared to a year ago, private banking and commercial loan balances hit new record levels, and investment management performance attracts positive net inflows of client assets --

PITTSBURGH, January 30, 2019 - TriState Capital Holdings, Inc. (Nasdaq: TSC) fourth quarter and full year 2018 financial results included record levels of earnings, new private banking and commercial loan originations, and deposit and treasury management business growth, as well as positive net inflows of client assets under management and improved operating leverage.

The parent company of TriState Capital Bank and Chartwell Investment Partners reported net income available to common shareholders of $52.3 million in 2018, an increase of 37.7% from $38.0 million in 2017. Diluted earnings per share (EPS) grew to $1.81 in 2018, an increase of 37.1% from $1.32 in 2017. For the fourth quarter of 2018, the company grew net income available to common shareholders to $14.4 million, up 19.9% from $12.0 million in the fourth quarter of 2017 and up 5.9% from $13.6 million in the linked third quarter of 2018. Fourth quarter EPS grew to $0.50, increasing 19.0% from $0.42 in the fourth quarter of 2017 and 6.4% from $0.47 in the linked quarter.

“TriState Capital’s record performance illustrates the consistent earnings power of our unique combination of businesses with diverse revenue streams, attractive risk profiles, growing client base, and a balance sheet built for growth and resilience across economic cycles and operating environments,” Chief Executive Officer James F. Getz said. “As we begin the new year, pipelines are very strong for each of our three business channels. We are very confident about demand trends for our select product offerings and markets, as well as our team’s ability to consistently execute against our growth strategy in 2019 and beyond.”

FOURTH QUARTER 2018 HIGHLIGHTS

•	Chartwell’s active investment strategies generated net inflows of $174 million in 2018 and $25 million in the quarter

•	Net interest income (NII) grew to a record $29.5 million, increasing 19.1% from the fourth quarter of 2017 and 2.5% from the linked quarter

•	Total loans surpassed $5 billion at period end, growing 22.7% from one year prior and 7.9% during the quarter

•
Private banking loans grew 26.6% from one year prior and 9.2% during the quarter, commercial and industrial loans grew 17.6% from one year prior and 1.8% during the quarter and commercial real estate loans grew 18.2% from one year prior and 8.8% during the quarter

•	Total assets surpassed $6 billion at period end, growing 26.3% from one year prior and 8.3% during the quarter

•
Total deposits surpassed $5 billion at period end, growing 26.7% from one year prior and 6.2% during the quarter, supported by continued growth in national deposits and family office deposits and demand for treasury and liquidity management products

•
Superior credit quality metrics continued to improve, with non-performing assets declining to 0.09% of assets, non-performing loans declining to 0.04% of loans and adverse-rated credits declining to 0.48% of loans at period end

•	Operating leverage drove further improvement in the bank’s efficiency ratio to 53.09% for the year and 54.60% for the quarter

RECORD NET INTEREST INCOME
TriState Capital’s record fourth quarter 2018 NII of $29.5 million increased 19.1% from $24.8 million in the year-ago quarter and 2.5% from $28.8 million in the linked quarter, as the company continued to expand its deposit franchise to fund organic loan growth at double-digit annual rates, while reducing balance sheet risk via the continued growth in private banking loans backed by marketable securities.

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Fourth quarter 2018 non-interest income totaled $11.6 million and represented 28.3% of total revenue for the period, reflecting a modest quarterly decline in Chartwell investment management fees, after positive net inflows of client assets last year were offset by market depreciation. In the fourth quarter of 2017 and third quarter of 2018 non-interest income totaled $12.1 million and $12.8 million, respectively. Fees from borrower-facing interest rate swap activity grew to $2.2 million during the fourth quarter of 2018, increasing 36.5% from the year-ago quarter and 19.4% from the linked quarter.

NII and non-interest income, excluding gains and losses on the sale of securities, combined to generate total revenue of $41.2 million for the fourth quarter of 2018, compared to $36.9 million in the year-ago period and $41.6 million in the linked quarter. Full year 2018 total revenue of $161.4 million increased 16.9% from $138.0 million in 2017.

OPERATING LEVERAGE
TriState Capital Bank’s efficiency ratio for the fourth quarter of 2018 was 54.60%, compared to 61.42% in the year-ago quarter and 52.86% in the linked quarter. The bank’s full-year efficiency ratio improved to 53.09% in 2018, from 57.39% in 2017, as investments made in talent and building scale continue to drive revenue growth while building incremental operating leverage.

Non-interest expense totaled $26.3 million in the fourth quarter of 2018, $25.7 million in the year-ago quarter and $25.7 million in the linked quarter. For the full year, non-interest expense totaled $101.2 million, increasing by 10.6% from 2017.

Fourth quarter 2018 non-interest expenses were reduced by a $218,000 adjustment in the fair value of previously accrued contingent consideration associated with last year’s acquisition of client assets under management from Columbia Partners, L.L.C.

TriState Capital’s 2018 effective tax rate was 9.8%, reflecting the favorable impact of tax credit investments and prudent tax expense management strategies. For 2019, the company currently expects an effective tax rate ranging in the mid to high teens. The company’s effective tax rate will vary according to certain factors including the number, timing and size of tax credit investments, as well as the proportion of consolidated earnings attributed to investment management, which has a higher effective tax rate than the bank.

Fourth quarter 2018 net income available to common shareholders, as well as EPS, reflected $679,000 of quarterly cash dividends payable on the company’s Series A Non-Cumulative Perpetual Preferred Stock.

ORGANIC LOAN GROWTH
TriState Capital continued to deliver strong organic growth on both sides of its balance sheet, expanding the number and depth of its relationships with middle-market commercial customers, as well as the high-net-worth clients the bank serves through registered investment advisors and other financial intermediaries in its national referral network.

Average loans totaled a record $4.85 billion in the fourth quarter of 2018, growing 21.8% from $3.98 billion in the year- ago quarter and 5.6% from $4.59 billion in the linked quarter. Loans at December 31, 2018 totaled $5.13 billion, growing $948.6 million, or 22.7%, from one year prior and $374.5 million, or 7.9%, from September 30, 2018.

TriState Capital’s growing distribution helped drive record new loan originations for the fourth quarter of 2018 in its national private banking business. Private banking loans grew to $2.87 billion at December 31, 2018, up $603.8 million, or 26.6%, from one year prior and $241.8 million, or 9.2%, from September 30, 2018.

The company grew relationships with middle-market borrowers in the fourth quarter of 2018 to drive record originations of commercial and industrial loans and commercial real estate loans. Total commercial loans grew to $2.26 billion at December 31, 2018, increasing by $344.8 million, or 18.0%, from one year prior and $132.7 million, or 6.2%, from September 30, 2018.

STRATEGIC DEPOSIT FRANCHISE EXPANSION
TriState Capital continues to support demand for its private banking and commercial loans with the strategic and organic expansion of its deposit franchise. The bank’s national deposit, treasury management and liquidity management offerings are

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increasing the number and depth of depositor relationships with financial services businesses, high-net-worth individuals, family offices, middle market companies, municipalities, and non-profits.

Deposits at December 31, 2018 totaled $5.05 billion, growing by $1.06 billion, or 26.7%, from one year prior and $295.9 million, or 6.2%, from September 30, 2018. Average deposits totaled $4.80 billion in the fourth quarter of 2018, growing 25.5% from $3.82 billion in the same period last year and 4.9% from $4.57 billion in the linked quarter.

INTEREST RATE MANAGEMENT
TriState Capital continues to manage an asset-sensitive balance sheet, while maintaining significant flexibility to manage interest rate risk in changing markets. At December 31, 2018, 92% of the company’s loan portfolio was floating rate and 24% of deposits were fixed-rate certificates of deposit.

The yield on total loans averaged 4.35% in the fourth quarter of 2018, expanding 80 basis points from 3.55% in the fourth quarter of 2017 and 16 basis points from 4.19% in the third quarter of 2018.

Total cost of funds for all deposits and interest-bearing liabilities averaged 2.19% during the fourth quarter of 2018, compared to 1.26% in the fourth quarter of 2017 and 1.94% in the linked third quarter. The cost of total deposits averaged 2.17% for the three months ended December 31, 2018, compared to 1.21% for the three months ended December 31, 2017 and 1.92% in the third quarter of 2018.

INVESTMENT MANAGEMENT
Chartwell total assets under management (AUM) were $9.19 billion at December 31, 2018, compared to $8.31 billion one year prior and $9.87 billion at September 30, 2018. Chartwell reported new business and new flows from existing accounts of $372 million, which more than offset outflows of $347 million in the fourth quarter of 2018. AUM at the end of the fourth quarter of 2018 also reflected market depreciation of $701 million in the period. Fixed income represented 58% of client AUM at the end of the fourth quarter of 2018, with the balance in equity strategies.

Chartwell’s weighted average fee rate was 0.39% at December 31, 2018. Investment management fee revenue totaled $9.2 million in the fourth quarter of 2018, compared to $9.4 million in the year-ago quarter and $9.8 million in the linked quarter.

ASSET QUALITY
TriState Capital maintained strong asset quality metrics in the fourth quarter of 2018, reflecting the company’s disciplined credit culture and expansion of its private banking non-purpose margin loans secured by marketable securities. Private banking grew to represent 55.9% of total loans at December 31, 2018, while commercial real estate and commercial and industrial comprised 28.8% and 15.3% of total loans, respectively.

Non-performing assets (NPAs) totaled $5.7 million at December 31, 2018, declining 16.2% from $6.8 million at December 31, 2017 and 3.1% from $5.8 million at September 30, 2018. NPAs made up 0.09% of total assets at year-end, declining by 5 basis points during 2018 and 1 basis point during the fourth quarter.

Non-performing loans (NPLs) totaled $2.2 million at December 31, 2018, declining 29.7% from $3.2 million at December 31, 2017 and 1.4% from $2.3 million at September 30, 2018. NPLs made up 0.04% of total loans at year-end, declining by 4 basis points during 2018 and 1 basis point during the fourth quarter.

Adverse-rated credits declined 17.2% from December 31, 2017, and 12.2% during the fourth quarter of 2018. Adverse-rated credits represented 0.48% of total loans at the end of the fourth quarter of 2018, 0.71% at December 31, 2017 and 0.59% at September 30, 2018.

The company recorded net recoveries of $206,000 in the fourth quarter of 2018 and $103,000 in the year-ago quarter. Net charge-offs were $1.5 million, or 0.13% of average total loans, in the third quarter of 2018.

TriState Capital recorded a credit to provision of $581,000 for the fourth quarter of 2018, $1.7 million for the year-ago quarter and $234,000 for the third quarter of 2018. These credits to provision reflect net recoveries as well as declining non-performing loans and adverse rated credits.

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The company’s allowance for loan losses (ALL) continued to reflect declining NPLs and lower levels of provision required by the low risk profile of the growing proportion of private banking loans in the bank’s portfolio. ALL represented 0.26% of total loans at December 31, 2018, 0.34% at December 31, 2017 and 0.29% at September 30, 2018.

CAPITAL STRENGTH AND FLEXIBILITY
TriState Capital Holdings reported capital ratios as of December 31, 2018 of 10.86% for total risk-based capital, 10.58% for tier 1 risk-based capital, 9.64% for common equity tier 1 risk-based capital and 7.28% for tier 1 leverage.

During 2018, the company repurchased 263,540 shares of its common stock, including 93,604 shares in the fourth quarter of 2018 for approximately $2.2 million at an average cost of $23.75 per share. Since the Board first authorized share buybacks in October 2014, the company has repurchased a total of 2,014,910 shares for approximately $30.5 million at an average cost of $15.14 per share. TriState Capital has $2.2 million of repurchase authority remaining under its buyback program announced in October 2018.

CONFERENCE CALL
As previously announced, TriState Capital will hold a conference call tomorrow to review its financial results and operating performance.

The live conference call on January 31 will be held at 8:30 a.m. ET. Telephone participants may avoid any delays by pre-registering for the call using the link http://dpregister.com/10127209 to receive a special dial-in number and PIN. Telephone participants who are unable to pre-register should dial in at least 10 minutes prior to the call and request the “TriState Capital earnings call.” The call may be accessed by dialing 888-339-0757 from the United States, 855-669-9657 from Canada or 412-902-4194 from other international locations.

A replay of the call will be available approximately one hour after the end of the conference call through February 7. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other locations and entering the conference number 10127209.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (Nasdaq: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $5.9 billion in assets, as of December 31, 2018, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $9.2 billion in assets under management, as of December 31, 2018, and serves institutional clients and TriState Capital’s financial intermediary network. For more information, please visit http://investors.tristatecapitalbank.com.

FORWARD LOOKING STATEMENTS
This news release includes “forward-looking statements” in reliance on the safe-harbor for such statements provided by the Private Securities Litigation Reform Act of 1995. The words “achieve,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “maintain,” “opportunity,” “plan,” “potential,” “project,” “sustain,” “target,” “trend,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” and similar expressions, among others, generally identify forward-looking statements. Examples of forward-looking statements include, without limitation, statements relating to TriState Capital’s future plans, objectives or goals and are based on current expectations, plans or forecasts. Such forward-looking statements are subject to risks, uncertainties and changed circumstances that are difficult to predict and are often beyond TriState Capital’s ability to control. Actual results or outcomes could differ materially from those currently anticipated, discussed or projected by forward-looking statements. Such risks and uncertainties include, but are not limited to:

•
those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which TriState Capital operates and in which its loans are concentrated, including the effects of an increase in unemployment levels, slowdowns in economic growth and changes in demand for products or services or the value of assets under management;

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•	TriState Capital's level of non-performing assets and the costs associated with resolving problem loans including litigation and other costs;

•	possible loan losses, impairment and the collectability of loans;

•	changes in market interest rates which may increase funding costs and/or reduce earning asset yields and thus reduce margin;

•
the impact of changes in interest rates on the credit quality and value of underlying securities collateral of the loan portfolio and the effect of such changes on the market value of TriState Capital's investment securities portfolio;

•
federal and state regulation, supervision and examination, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder, and potential expenses associated with complying with regulations;

•
TriState Capital's ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including our ability to generate liquidity internally or raise capital on favorable terms;

•	possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations;

•	any impairment of TriState Capital's goodwill or other intangible assets;

•	conditions in the financial markets that may limit TriState Capital's access to additional funding to meet its liquidity needs;

•	the success of TriState Capital's growth plans, including the successful integration of past and future acquisitions;

•
TriState Capital's ability to fully realize the cost savings and other benefits of its acquisitions, manage risks related to business disruption following those acquisitions, and customer disintermediation;

•	TriState Capital’s ability to develop and provide competitive products and services that appeal to its customers and target markets;

•	negative perceptions or publicity with respect to any products or services offered by TriState Capital;

•	fluctuations in the carrying value of Chartwell’s assets under management;

•	the relative and absolute investment performance of Chartwell’s investment products;

•	adverse judgments or other resolution of pending and future legal proceedings, and cost incurred in defending such proceedings;

•	system failure or breaches of TriState Capital's network security;

•	TriState Capital's ability to recruit and retain key employees;

•	Chartwell’s success in negotiating distribution arrangements and maintaining distribution channels for its products;

•	the failure by a key vendor to fulfill its obligations to TriState Capital;

•	the effects of problems encountered by other financial institutions that adversely affect TriState Capital or the banking industry generally;

•
the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks;

•	possible changes in the speed of loan prepayments by TriState Capital's customers and loan origination or sales volumes;

•	regulatory limits on TriState Capital's ability to receive dividends from its subsidiaries and pay dividends to its preferred shareholders; and

•	the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made, and TriState Capital disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of TriState Capital for any reason, except as specifically required by law. For further information about the factors that could affect TriState Capital’s future results, please see the company’s most-recent annual and quarterly reports filed on Form 10-K and Form 10-Q, and other documents the company files with the Securities and Exchange Commission from time to time.

NON-GAAP FINANCIAL DISCLOSURES
This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Specifically, TriState Capital reviews and reports tangible common equity, tangible book

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value per common share, EBITDA, total revenue and efficiency ratio. Although TriState Capital believes these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP. Where non-GAAP disclosures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found within this news release and accompanying tables.

###

MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

INVESTOR RELATIONS CONTACT
Casteel Schoenborn
Jeff Schoenborn and Kate Croft
888-609-8351
TSC@csirfirm.com

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
BALANCE SHEET DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Cash and cash equivalents	$189,985	$186,535	$156,153	$189,985	$156,153
Total investment securities	466,759	393,139	220,552	466,759	220,552
Loans held-for-investment	5,132,873	4,758,356	4,184,244	5,132,873	4,184,244
Allowance for loan losses	(13,208)	(13,583)	(14,417)	(13,208)	(14,417)
Loans held-for-investment, net	5,119,665	4,744,773	4,169,827	5,119,665	4,169,827
Goodwill and other intangibles, net	67,863	68,365	65,358	67,863	65,358
Other assets	191,383	180,476	166,007	191,383	166,007
Total assets	$6,035,655	$5,573,288	$4,777,897	$6,035,655	$4,777,897

Deposits	$5,050,461	$4,754,588	$3,987,611	$5,050,461	$3,987,611
Borrowings, net	404,166	262,365	335,913	404,166	335,913
Other liabilities	101,674	88,715	65,302	101,674	65,302
Total liabilities	5,556,301	5,105,668	4,388,826	5,556,301	4,388,826
Preferred stock	38,468	38,468	—	38,468	—
Common shareholders' equity	440,886	429,152	389,071	440,886	389,071
Total shareholders' equity	479,354	467,620	389,071	479,354	389,071
Total liabilities and shareholders' equity	$6,035,655	$5,573,288	$4,777,897	$6,035,655	$4,777,897

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TRISTATE CAPITAL HOLDINGS, INC.
INCOME STATEMENT DATA (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Interest income:
Loans	$53,238	$48,470	$35,679	$185,349	$126,544
Investments	3,706	2,893	1,681	10,683	6,217
Interest-earning deposits	1,218	1,061	508	3,754	1,534
Total interest income	58,162	52,424	37,868	199,786	134,295

Interest expense:
Deposits	26,214	22,182	11,672	78,493	37,485
Borrowings	2,416	1,423	1,397	7,889	5,457
Total interest expense	28,630	23,605	13,069	86,382	42,942
Net interest income	29,532	28,819	24,799	113,404	91,353
Provision (credit) for loan losses	(581)	(234)	(1,665)	(205)	(623)
Net interest income after provision for loan losses	30,113	29,053	26,464	113,609	91,976
Non-interest income:
Investment management fees	9,225	9,828	9,416	37,647	37,100
Service charges on deposits	150	146	112	570	399
Net gain (loss) on the sale and call of debt securities	(76)	—	56	(70)	310
Swap fees	2,245	1,881	1,645	7,311	5,353
Commitment and other loan fees	375	373	222	1,411	1,462
Other income	(344)	523	688	1,048	2,342
Total non-interest income	11,575	12,751	12,139	47,917	46,966
Non-interest expense:
Compensation and employee benefits	16,594	16,967	16,518	64,771	59,316
Premises and occupancy costs	1,594	1,432	1,247	5,580	5,010
Professional fees	1,191	889	1,231	4,729	3,873
FDIC insurance expense	1,210	1,053	1,164	4,543	4,238
General insurance expense	263	278	242	1,030	1,047
State capital shares tax	125	485	398	1,521	1,546
Travel and entertainment expense	1,178	986	928	3,816	3,118
Intangible amortization expense	503	502	463	1,968	1,851
Change in fair value of acquisition earn out	(218)	—	—	(218)	—
Other operating expenses	3,863	3,094	3,527	13,417	11,473
Total non-interest expense	26,303	25,686	25,718	101,157	91,472
Income before tax	15,385	16,118	12,885	60,369	47,470
Income tax expense	265	1,807	842	5,945	9,482
Net income	$15,120	$14,311	$12,043	$54,424	$37,988
Preferred stock dividends on Series A	679	679	—	2,120	—
Net income available to common shareholders	$14,441	$13,632	$12,043	$52,304	$37,988

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TRISTATE CAPITAL HOLDINGS, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

	As of and For the Three Months Ended			As of and For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2018	2018	2017	2018	2017
Per share and share data:
Earnings per common share:
Basic	$0.52	$0.49	$0.44	$1.90	$1.38
Diluted	$0.50	$0.47	$0.42	$1.81	$1.32
Book value per common share	$15.27	$14.84	$13.61	$15.27	$13.61
Tangible book value per common share (1)	$12.92	$12.47	$11.32	$12.92	$11.32
Common shares outstanding, at end of period	28,878,674	28,920,978	28,591,101	28,878,674	28,591,101
Weighted average common shares outstanding:
Basic	27,523,385	27,588,607	27,458,044	27,583,519	27,550,833
Diluted	28,786,353	28,949,924	28,679,619	28,833,396	28,711,322

Performance ratios:
Return on average assets (2)	0.99%	1.01%	1.05%	1.00%	0.89%
Return on average common equity (2)	13.16%	12.78%	12.51%	12.57%	10.30%
Net interest margin (2) (3)	2.12%	2.22%	2.26%	2.26%	2.25%
Total revenue (1)	$41,183	$41,570	$36,882	$161,391	$138,009
Bank efficiency ratio (1)	54.60%	52.86%	61.42%	53.09%	57.39%
Non-interest expense to average assets (2)	1.81%	1.90%	2.24%	1.93%	2.15%

Asset quality:
Non-performing loans	$2,237	$2,269	$3,183	$2,237	$3,183
Non-performing assets	$5,661	$5,845	$6,759	$5,661	$6,759
Other real estate owned	$3,424	$3,576	$3,576	$3,424	$3,576
Non-performing assets to total assets	0.09%	0.10%	0.14%	0.09%	0.14%
Non-performing loans to total loans	0.04%	0.05%	0.08%	0.04%	0.08%
Allowance for loan losses to loans	0.26%	0.29%	0.34%	0.26%	0.34%
Allowance for loan losses to non-performing loans	590.43%	598.63%	452.94%	590.43%	452.94%
Net charge-offs (recoveries)	$(206)	$1,504	$(103)	$1,004	$3,722
Net charge-offs (recoveries) to average total loans (2)	(0.02)%	0.13%	(0.01)%	0.02%	0.10%

Capital ratios:
Tier 1 leverage ratio	7.28%	7.53%	7.25%	7.28%	7.25%
Common equity tier 1 risk-based capital ratio	9.64%	10.52%	11.14%	9.64%	11.14%
Tier 1 risk-based capital ratio	10.58%	11.57%	11.14%	10.58%	11.14%
Total risk-based capital ratio	10.86%	11.89%	11.72%	10.86%	11.72%

Investment Management Segment:
Assets under management	$9,189,000	$9,865,000	$8,309,000	$9,189,000	$8,309,000
EBITDA (1)	$1,890	$1,867	$1,605	$6,900	$7,421

(1)
These measures are not measures recognized under GAAP and are therefore considered to be non-GAAP financial measures. See “Non-GAAP Financial Measures” for a reconciliation of these measures to their most directly comparable GAAP measures.

(2)	Ratios are annualized.

(3)	Net interest margin is calculated on a fully taxable equivalent basis.

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TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$211,333	$1,162	2.18%	$207,346	$1,015	1.94%	$142,458	$485	1.35%
Federal funds sold	9,959	57	2.27%	9,563	46	1.91%	8,179	23	1.12%
Debt securities available-for-sale	260,877	2,045	3.11%	236,053	1,836	3.09%	143,450	907	2.51%
Debt securities held-to-maturity	155,220	1,426	3.64%	76,341	699	3.63%	58,311	618	4.20%
Debt securities trading	—	—	—%	—	—	—%	746	4	2.13%
Equity securities	13,543	77	2.26%	11,219	71	2.51%	8,663	59	2.70%
FHLB stock	15,970	186	4.62%	11,342	314	10.98%	11,753	153	5.16%
Total loans	4,853,414	53,237	4.35%	4,594,755	48,470	4.19%	3,984,768	35,679	3.55%
Total interest-earning assets	5,520,316	58,190	4.18%	5,146,619	52,451	4.04%	4,358,328	37,928	3.45%
Other assets	239,506			223,996			205,547
Total assets	$5,759,822			$5,370,615			$4,563,875

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$722,386	$3,976	2.18%	$657,402	$3,267	1.97%	$448,226	$1,411	1.25%
Money market deposit accounts	2,605,148	14,844	2.26%	2,506,334	12,428	1.97%	2,142,251	6,839	1.27%
Certificates of deposit	1,220,839	7,394	2.40%	1,155,888	6,487	2.23%	1,006,529	3,422	1.35%
Borrowings:
FHLB borrowings	352,337	1,811	2.04%	221,576	853	1.53%	260,218	792	1.21%
Line of credit borrowings	3,652	51	5.54%	1,277	16	4.97%	4,703	51	4.30%
Subordinated notes payable, net	34,883	554	6.30%	34,832	554	6.31%	34,680	554	6.34%
Total interest-bearing liabilities	4,939,245	28,630	2.30%	4,577,309	23,605	2.05%	3,896,607	13,069	1.33%
Noninterest-bearing deposits	249,330			253,033			225,094
Other liabilities	97,458			78,802			60,212
Shareholders' equity	473,789			461,471			381,962
Total liabilities and shareholders' equity	$5,759,822			$5,370,615			$4,563,875

Net interest income (1)		$29,560			$28,846			$24,859
Net interest spread			1.88%			1.99%			2.12%
Net interest margin (1)			2.12%			2.22%			2.26%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
AVERAGES AND YIELDS (UNAUDITED)

	Years Ended
	December 31, 2018			December 31, 2017
(Dollars in thousands)	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate	Average Balance	Interest Income (1)/ Expense	Average Yield/ Rate
Assets
Interest-earning deposits	$188,921	$3,598	1.90%	$126,888	$1,466	1.16%
Federal funds sold	8,315	156	1.88%	6,923	68	0.98%
Debt securities available-for-sale	205,652	6,195	3.01%	144,735	3,122	2.16%
Debt securities held-to-maturity	90,895	3,399	3.74%	58,635	2,463	4.20%
Debt securities trading	—	—	—%	188	4	2.13%
Equity securities	10,517	277	2.63%	8,539	266	3.12%
FHLB stock	15,136	924	6.10%	13,286	603	4.54%
Total loans	4,500,117	185,349	4.12%	3,711,701	126,544	3.41%
Total interest-earning assets	5,019,553	199,898	3.98%	4,070,895	134,536	3.30%
Other assets	221,467			193,532
Total assets	$5,241,020			$4,264,427

Liabilities and Shareholders' Equity
Interest-bearing deposits:
Interest-bearing checking accounts	$612,921	$11,440	1.87%	$336,337	$3,706	1.10%
Money market deposit accounts	2,429,203	45,106	1.86%	1,999,399	22,350	1.12%
Certificates of deposit	1,071,556	21,947	2.05%	967,503	11,429	1.18%
Borrowings:
FHLB borrowings	325,356	5,555	1.71%	295,315	3,152	1.07%
Line of credit borrowings	2,568	119	4.63%	2,214	90	4.07%
Subordinated notes payable, net	34,807	2,215	6.36%	34,605	2,215	6.40%
Total interest-bearing liabilities	4,476,411	86,382	1.93%	3,635,373	42,942	1.18%
Noninterest-bearing deposits	244,090			210,860
Other liabilities	75,473			49,279
Shareholders' equity	445,046			368,915
Total liabilities and shareholders' equity	$5,241,020			$4,264,427

Net interest income (1)		$113,516			$91,594
Net interest spread			2.05%			2.12%
Net interest margin (1)			2.26%			2.25%

(1)	Interest income and net interest margin are calculated on a fully taxable equivalent basis.

TRISTATE CAPITAL HOLDINGS, INC.
LOAN COMPOSITION (UNAUDITED)

	December 31, 2018		September 30, 2018		December 31, 2017
(Dollars in thousands)	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans	Loan Balance	Percent of Loans
Private banking loans	$2,869,543	55.9%	$2,627,749	55.2%	$2,265,737	54.1%
Middle-market banking loans:
Commercial and industrial	785,320	15.3%	771,546	16.2%	667,684	16.0%
Commercial real estate	1,478,010	28.8%	1,359,061	28.6%	1,250,823	29.9%
Total middle-market banking loans	2,263,330	44.1%	2,130,607	44.8%	1,918,507	45.9%
Loans held-for-investment	$5,132,873	100.0%	$4,758,356	100.0%	$4,184,244	100.0%

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
STATEMENTS OF INCOME BY REPORTABLE SEGMENT (UNAUDITED)

	Three Months Ended December 31, 2018				Year Ended December 31, 2018
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$58,086	$—	$76	$58,162	$199,510	$—	$276	$199,786
Interest expense	28,028	—	602	28,630	84,055	—	2,327	86,382
Net interest income (loss)	30,058	—	(526)	29,532	115,455	—	(2,051)	113,404
Provision (credit) for loan losses	(581)	—	—	(581)	(205)	—	—	(205)
Net interest income (loss) after provision for loan losses	30,639	—	(526)	30,113	115,660	—	(2,051)	113,609
Non-interest income:
Investment management fees	—	9,318	(93)	9,225	—	37,939	(292)	37,647
Net loss on the sale and call of debt securities	(76)	—	—	(76)	(70)	—	—	(70)
Other non-interest income	3,237	—	(811)	2,426	11,112	1	(773)	10,340
Total non-interest income	3,161	9,318	(904)	11,575	11,042	37,940	(1,065)	47,917
Non-interest expense:
Intangible amortization expense	—	503	—	503	—	1,968	—	1,968
Change in fair value of acquisition earn out	—	(218)	—	(218)	—	(218)	—	(218)
Other non-interest expense	18,179	7,772	67	26,018	67,190	31,760	457	99,407
Total non-interest expense	18,179	8,057	67	26,303	67,190	33,510	457	101,157
Income (loss) before tax	15,621	1,261	(1,497)	15,385	59,512	4,430	(3,573)	60,369
Income tax expense (benefit)	371	(207)	101	265	5,856	579	(490)	5,945
Net income (loss)	$15,250	$1,468	$(1,598)	$15,120	$53,656	$3,851	$(3,083)	$54,424

EXHIBIT 99

	Three Months Ended December 31, 2017				Year Ended December 31, 2017
(Dollars in thousands)	Bank	Investment Management	Parent and Other	Consolidated	Bank	Investment Management	Parent and Other	Consolidated
Income statement data:
Interest income	$37,809	$—	$59	$37,868	$134,029	$—	$266	$134,295
Interest expense	12,466	—	603	13,069	40,649	—	2,293	42,942
Net interest income (loss)	25,343	—	(544)	24,799	93,380	—	(2,027)	91,353
Provision (credit) for loan losses	(1,665)	—	—	(1,665)	(623)	—	—	(623)
Net interest income (loss) after provision for loan losses	27,008	—	(544)	26,464	94,003	—	(2,027)	91,976
Non-interest income:
Investment management fees	—	9,466	(50)	9,416	—	37,309	(209)	37,100
Net gain on the sale and call of debt securities	56	—	—	56	310	—	—	310
Other non-interest income	2,666	1	—	2,667	9,554	2	—	9,556
Total non-interest income	2,722	9,467	(50)	12,139	9,864	37,311	(209)	46,966
Non-interest expense:
Intangible amortization expense	—	463	—	463	—	1,851	—	1,851
Other non-interest expense	17,204	7,990	61	25,255	59,073	30,387	161	89,621
Total non-interest expense	17,204	8,453	61	25,718	59,073	32,238	161	91,472
Income (loss) before tax	12,526	1,014	(655)	12,885	44,794	5,073	(2,397)	47,470
Income tax expense (benefit)	1,477	(1,065)	430	842	9,211	522	(251)	9,482
Net income (loss)	$11,049	$2,079	$(1,085)	$12,043	$35,583	$4,551	$(2,146)	$37,988

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES

The information set forth above contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “tangible common equity,” “tangible book value per common share,” “EBITDA,” “total revenue,” and “efficiency ratio.” Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

“Tangible common equity” is defined as common shareholders’ equity reduced by intangible assets, including goodwill. We believe this measure is important to management and investors to better understand and assess changes from period to period in common shareholders’ equity exclusive of changes in intangible assets. Intangible assets are created when we buy businesses which add relationships and revenue to our Company. Intangible assets have the effect of increasing both equity and assets, while not increasing our tangible equity or tangible assets.

“Tangible book value per common share” is defined common shareholders’ equity reduced by intangible assets, including goodwill, divided by common shares outstanding. We believe this measure is important to many investors who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.

“EBITDA” is defined as net income before interest expense, income taxes, depreciation and amortization expenses. We use EBITDA particularly to assess the strength of our investment management business. We believe this measure is important because it allows management and investors to better assess our investment management performance in relation to our core operating earnings, excluding certain non-cash items and the volatility that is associated with certain discrete items that are unrelated to our core business.

“Total revenue” is defined as net interest income and non-interest income, excluding gains and losses on the sale and call of debt securities. We believe adjustments made to our operating revenue allow management and investors to better assess our operating revenue by removing the volatility that is associated with certain items that are unrelated to our core business.

“Efficiency ratio” is defined as non-interest expense divided by our total revenue. We believe this measure, particularly at the Bank, allows management and investors to better assess our operating expenses in relation to our core operating revenue by removing the volatility that is associated with certain one-time items that are unrelated to our core business.

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	December 31,	September 30,	December 31,
(Dollars in thousands, except per share data)	2018	2018	2017
Tangible book value per common share:
Common shareholders' equity	$440,886	$429,152	$389,071
Less: goodwill and intangible assets	67,863	68,365	65,358
Tangible common equity	$373,023	$360,787	$323,713
Common shares outstanding	28,878,674	28,920,978	28,591,101
Tangible book value per common share	$12.92	$12.47	$11.32

INVESTMENT MANAGEMENT SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Investment Management EBITDA:
Net income	$1,468	$957	$2,079	$3,851	$4,551
Interest expense	—	—	—	—	—
Income taxes expense (benefit)	(207)	282	(1,065)	579	522
Depreciation expense	126	126	128	502	497
Intangible amortization expense	503	502	463	1,968	1,851
EBITDA	$1,890	$1,867	$1,605	$6,900	$7,421

EXHIBIT 99

TRISTATE CAPITAL HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Total revenue:
Net interest income	$29,532	$28,819	$24,799	$113,404	$91,353
Total non-interest income	11,575	12,751	12,139	47,917	46,966
Less: net gain (loss) on the sale and call of debt securities	(76)	—	56	(70)	310
Total revenue	$41,183	$41,570	$36,882	$161,391	$138,009

BANK SEGMENT
NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2018	2018	2017	2018	2017
Bank total revenue:
Net interest income	$30,058	$29,316	$25,343	$115,455	$93,380
Total non-interest income	3,161	2,850	2,722	11,042	9,864
Less: net gain (loss) on the sale and call of debt securities	(76)	—	56	(70)	310
Bank total revenue	$33,295	$32,166	$28,009	$126,567	$102,934

Bank efficiency ratio:
Total non-interest expense (numerator)	$18,179	$17,002	$17,204	$67,190	$59,073
Total revenue (denominator)	$33,295	$32,166	$28,009	$126,567	$102,934
Bank efficiency ratio	54.60%	52.86%	61.42%	53.09%	57.39%